UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K
________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2014
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SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	000-06253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (870) 541-1000

______________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    OTHER EVENTS.

On May 27, 2014, the Board of Directors of Simmons First National Corporation appointed Susan F. “Susie” Smith to the position of Corporate Secretary and J. Burton “Burt” Hicks to the position of Assistant Secretary.  Marty D. Casteel will continue in his roles as Executive Vice President of Administration at the Company and Chairman and CEO of the Company’s Lead Bank subsidiary, Simmons First National Bank.

Ms. Smith, Executive Vice President of Corporate Strategy and Performance at the Company, has over 26 years of banking experience in the areas of customer focused relationship management, executive management, operational assessment and performance improvement, merger facilitation, strategic planning and marketing, compensation, and consumer strategy.

Previously, Ms. Smith served as Senior Executive Vice President and Chief Operating Officer of Metropolitan National Bank, which was sold to Simmons First National Corporation in 2013. In this position, Smith oversaw several divisions including: strategic planning, corporate treasury management, wealth management, finance, retail banking, facilities, marketing, bank operations, and human resources.

A native of Little Rock, Ms. Smith received a BSBA from Washington University in St. Louis and is a CPA.  She is a graduate of the Professional Masters in Banking Program at the Graduate School of Banking at Louisiana State University. Ms. Smith was named by US Banker as one of the Top 25 Most Powerful Women in Banking in 2004 and Top 25 Women to Watch in 2007. Arkansas Business honored Susie as one of their 25 For the Future in 2009. Ms. Smith is a National Association of Corporate Directors (NACD) Governance Fellow, having completed NACD’s comprehensive program of study for corporate directors. She supplements her skill sets through ongoing engagement with the director community and access to leading practices.

Ms. Smith currently serves as Board Chairman of Delta Dental of Arkansas, as a board member of Renaissance Health Service Corporation (Lansing, MI) and Arkansas Bankers Association, and President of the Downtown Little Rock Partnership. Ms. Smith was awarded the 2007 Arkansas Society of CPAs Public Service Award. Some of Ms. Smith’s previous board and volunteer positions include the Little Rock Regional Chamber of Commerce Board, St. Vincent Development Foundation Chairman, Junior League of Little Rock Sustainer and Community Advisory Board Member, as well as membership in the Arkansas Women’s Forum and Arkansas Executive Forum.

Mr. Hicks has served as Manager of Corporate Responsibility and Corporate Special Projects at the Company since April 7, 2014.  Mr. Hicks also serves on the Board of Directors for the Simmons First Foundation.

Prior to joining the Company, Mr. Hicks served as a Business Commercialization Associate at Innovate Arkansas, a joint program of Winrock International and the Arkansas Economic Development Commission.  Mr. Hicks previously worked at the Company as a Corporate Rotational Analyst, where he spent 2-3 months working with senior management in various business units within the Company.  Mr. Hicks also worked as an Investment Banking Analyst with Bank of America – Merrill Lynch’s Financial Institutions Group in New York, NY.  Mr. Hicks has completed various USAID-funded economic development initiatives and projects in Ghana, Mongolia and Myanmar (“Burma”).  Mr. Hicks is licensed to practice law in the State of Arkansas, and has a Series 63 (Uniform Securities Agent) and a Series 7 (General Securities Representative) license from the Financial Industry Regulatory Authority (“FINRA”).

Mr. Hicks currently serves as a member of the University of Arkansas Walton College of Business Dean’s Business Alumni Advisory Council (since 2008), the Arkansas Fellowship Board of Directors (since 2013), and the Arkansas Independent Colleges and Universities Board of Trustees (since 2013).  Mr. Hicks was selected by Arkansas Business for its “New Influentials: 20 in Their Twenties” designation in 2013.

Mr. Hicks received a B.S.B.A. degree (Finance – Investment Management) from the University of Arkansas Walton College of Business in 2008, a Master of Public Service degree from the University of Arkansas Clinton School of Public Service in 2013, and a Juris Doctor degree (with Honors) from the University of Arkansas at Little Rock Bowen School of Law in 2013.  While at the Clinton School of Public Service, Mr. Hicks was selected as one of only four McLarty Global Engagement Graduate Fellows with Vital Voices Global Partnership and one of only twelve Regional Social Impact Graduate Fellows with RSF Social Finance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simmons First National Corporation
(Registrant)

May 30, 2014	/s/ Robert A. Fehlman
(Date)	Robert A. Fehlman Senior Executive Vice President, Chief Financial Officer and Treasurer